Exhibit 99.4

                           CLASS A EXCHANGEABLE SHARES
                            MOLSON COORS CANADA INC.
                             VOTING TRUST AGREEMENT

      This VOTING TRUST AGREEMENT (this "Agreement") is made and entered into as of this 9th day of February, 2005, by and among The Royal Trust Company, as trustee (hereinafter in such trustee capacity, with any successors, referred to as the "Trustee"), Pentland Securities (1981) Inc., a corporation incorporated under the Canada Business Corporations Act (for itself, "Pentland", and as the "Molson Beneficiary Representative"), 4280661 Canada Inc., a corporation incorporated under the Canada Business Corporations Act and a wholly owned subsidiary of Pentland ("Subco"), Adolph Coors, Jr. Trust dated September 12, 1969 (for itself, the "Coors Trust", and as the "Coors Beneficiary Representative"), and each other holder of Class A Exchangeable Shares (as defined below) or Voting Securities who hereafter executes a separate agreement to be bound by the terms hereof as a "Beneficiary".

                              W I T N E S S E T H:

      WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Combination Agreement, dated as of July 21, 2004 (as amended, modified or supplemented from time to time, the "Combination Agreement"), by and among Adolph Coors Company, a Delaware corporation (to be renamed Molson Coors Brewing Company, the "Company"), Molson Coors Canada Inc., a corporation organized and existing under the laws of Canada ("Exchangeco") and Molson Inc., a corporation organized and existing under the laws of Canada ("Molson"), that the parties hereto execute and deliver this Agreement (capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Combination Agreement);

      WHEREAS, pursuant to the Arrangement, all of the Class "B" common shares of Molson held by Pentland and Subco were exchanged into a combination of Class A Exchangeable Shares and Class B Exchangeable Shares;

      WHEREAS, the Class A Exchangeable Shares are exchangeable, subject to certain terms and conditions, for shares of the Company's Class A Common Stock (as used herein, the "Company Shares");

      WHEREAS, each of Pentland and the Coors Trust is depositing, on the date hereof, all of the Company Shares held by it into a voting trust pursuant to a voting trust agreement (the "Delaware Voting Trust Agreement") dated the date hereof among Wilmington Trust Company, Pentland and the Coors Trust, governed by the laws of the State of Delaware and having substantially similar terms to the terms hereof with respect to the Shares;

      WHEREAS, this Agreement is the Canadian Voting Trust Agreement contemplated by the Delaware Voting Trust Agreement;

      WHEREAS, Pentland, Subco and the Coors Trust believe that it is advisable and in the best interests of the Company, Exchangeco and the Beneficiaries hereunder to enter into this Agreement for the purpose of uniting the voting power of the Beneficiaries hereunder and of the
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Coors Family Group Beneficiaries (as defined below) and the Molson Family Group
Beneficiaries (as defined below) in order to secure, so far as is practicable, continuity, consistency and efficiency of governance of the Company;

      WHEREAS, each of Pentland and Subco is depositing, on the date hereof, all of the Class A Exchangeable Shares held by it into a voting trust pursuant to this Agreement; and

      WHEREAS, the parties hereto intend the voting trust created hereby to be a voting trust under the laws of the Province of Ontario.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the several parties hereto covenant and agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

      Section 1.01. Definitions. For the purposes of the present Agreement, the following terms shall have the following respective meanings:

      (a) "Aggregate Shares" means, without duplication, the aggregate number of the Company Shares, shares of the Company's Class B Common Stock, the Class A Exchangeable Shares and Class B Exchangeable Shares and the number of shares of the foregoing into which any other outstanding shares of any class of stock convertible or exchangeable into any of the foregoing may be converted or exchanged, including pursuant to a stock split, consolidation, reorganization, merger, amalgamation, reclassification or recapitalization;

      (b) "Ancillary Rights" means the right to vote or cause the exercise of the Voting Rights and any ancillary rights accompanying or attached to the Trust Shares;

      (c) "Beneficiaries" means Pentland and the Coors Trust, whether or not they have a Beneficiary Account, Subco and any subsequent Molson Family Group Beneficiaries and Coors Family Group Beneficiaries which beneficially own Trust Shares, have a Beneficiary Account and become a party hereto; "Beneficiary" means any one of the Beneficiaries;

      (d) "Beneficiary Account" means the segregated account maintained by the Trustee for each Beneficiary that has deposited Trust Shares under this Agreement, as contemplated by Section 2.01(f);

      (e) "Beneficiary Representatives" means the Molson Beneficiary Representative and the Coors Beneficiary Representative and "Beneficiary Representative" means either the Molson Beneficiary Representative or the Coors Beneficiary Representative;

      (f) Business Day" means any day on which commercial banks are generally open for business in Wilmington, Delaware, Montreal, Quebec,
            Toronto, Ontario and
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                                                                               3


            Denver, Colorado, other than a Saturday, a Sunday or a statutory holiday in Wilmington, Delaware, Montreal, Quebec, Toronto, Ontario or Denver, Colorado;

      (g) "CBCA" means the Canada Business Corporations Act, as now in effect and as it may be amended from time to time;

      (h)   "Certificate" has the meaning assigned such term in Section 2.02;

      (i)   "Company" has the meaning assigned such term in the Recitals;

      (j)   "Company Shares" has the meaning assigned such term in the Recitals;

      (k) "Control" means, in the case of a company, partnership, corporation or similar entity, the ability to direct the management of such company, partnership, corporation or similar entity, it being understood that a Person shall not have "control" of a company, partnership or corporation if such Person does not beneficially own voting interests carrying at least 90% of the economic value and 90% of the voting power to elect a majority of the board of directors (or similar governing body or, with respect to a partnership, 90% of the general partners) of such company, partnership, corporation or similar entity;

      (l)   "Coors Change in Status Notice" shall mean either:

            (i) a written notice to the Trustee from the Molson Beneficiary Representative, executed by an authorized Person of the Molson Beneficiary Representative and certifying that the Coors Family Group Beneficiaries and the other members of the Coors Family Group shall have failed to beneficially own at all times subsequent to the date hereof at least 2,534,664 Aggregate Shares without duplication, as adjusted by any stock split, consolidation, reorganization, merger, amalgamation, reclassification or recapitalization or similar transactions), including 825,000 Company Shares and/or Class A Exchangeable Shares in the aggregate subject to the Control Voting Trust Agreements (without duplication, as adjusted by any stock split, consolidation, reorganization, merger, amalgamation, reclassification, recapitalization or similar transactions); provided that no such notice shall be effective unless:

                  (A) the notice shall contain evidence of delivery of a copy of the notice to the Coors Beneficiary Representative in the form of a registered receipt from a recognized delivery courier, messenger or postal service; and

                  (B) 10 Business Days shall have elapsed from the delivery of such notice to the Trustee and, during such period, the Coors Beneficiary Representative shall not have delivered notice to the Trustee, executed by an authorized Person of the Coors Beneficiary
                        Representative and certifying that the ownership requirements described in clause (i) above have been satisfied at all times since the date of this Agreement; or
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            (ii) there shall have been obtained any final order or judgment from a court of competent jurisdiction that finds or concludes that the ownership requirements described in clause (i) above have not been satisfied at all times since the date of this Agreement (it being understood that the parties agree that any party hereto may seek such an order from any court of competent jurisdiction and the parties shall be bound by such order or judgment);

      (m)   "Coors Change in Status Notice Effective Date" means the earliest of
            (i) the eleventh Business Day following the delivery of the notice by the Molson Beneficiary Representative contemplated in Section 1.01(l)(i) in the event that the Coors Beneficiary Representative shall not have delivered the notice contemplated in Section 1.01(l)(i)(B) (ii) the Business Day next following the final order or judgment contemplated in Section 1.01(l)(ii); and (iii) the Business Day on which the Coors Beneficiary Representative delivers the notice described in the last sentence of Section 3.02.

      (n)   "Coors Family Group" means:

            (i) individuals who are descendents of the late Adolph Coors, including adopted issue of any such individuals and issue born out of wedlock of any such individuals, as well as spouses and former spouses (including widows and widowers), whether or not lawfully married, of any of such individuals and spouses, former spouses (including widows and widowers) and descendents of such spouses or former spouses (including widows and widowers) (the "Coors Family Members");

            (ii) estates of any Coors Family Members;

            (iii) trusts for which the principal beneficiaries are one or more of the Coors Family Members;

            (iv) any corporation, limited liability company, or partnership or similar entity directly or indirectly under the Control of one or more of the foregoing;

            (v) any entity described in Section 501(c) of the United States Internal Revenue Code of 1986, as amended, with respect to which the Coors Family Members comprise not less than 40% of the directors, trustees or persons carrying out a similar function, as applicable; and

            (vi) any foundation or charitable organization, not less than 40% of the trustees, governors or persons carrying out a similar function of which are Coors Family Members;

      (o) "Coors Family Group Beneficiaries" means the Coors Trust and any other members of the Coors Family Group who become Beneficiaries hereunder;

      (p) "Current Market Value" means, with respect to any security, the average of the daily closing prices on the principal exchange or broker quotation system on which such security may be listed or may trade for such security for the 20 consecutive
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                                                                               5


            trading days commencing on the 22nd trading day prior to the date with respect to which the Current Market Value is being determined. The closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by such principal exchange or broker quotation system. In the event such closing prices or bid and asked prices, as applicable, are unavailable, the Current Market Value of the security shall be the cash price at which a willing seller would sell and a willing buyer would buy such security in an arm's-length negotiated transaction (as determined by an investment dealer or investment bank mutually agreed upon by the Beneficiary Representatives (or, if the Beneficiary Representatives are unable to agree within three Business Days after commencing mutual efforts to determine the Current Market Value, JPMorgan Securities Inc. (or its successor));

      (q) "Encumbrance" means a pledge, mortgage, hypothecation or other encumbrance;

      (r)   "Molson Change in Status Notice" shall mean either:

            (i) a written notice to the Trustee from the Coors Beneficiary Representative, executed by an authorized Person of the Coors Beneficiary Representative and certifying that the Molson Family Group Beneficiaries and the other members of the Molson Family Group have failed to beneficially own at all times subsequent to the date hereof at least 1,689,776 Aggregate Shares (without duplication, as adjusted by any stock split, consolidation, reorganization, merger, amalgamation, reclassification or recapitalization or similar transactions), including 825,000 Class A Exchangeable Shares and/or Company Shares in the aggregate subject to the Control Voting Trust Agreements (without duplication, as adjusted by any stock split, consolidation, reorganization, merger, amalgamation, reclassification, recapitalization or similar transactions); provided that no such notice shall be effective unless:

                  (A) the notice shall contain evidence of delivery of a copy of the notice to the Molson Beneficiary Representative in the form of a registered receipt from a recognized delivery courier, messenger or postal service, and

                  (B) 10 Business Days shall have elapsed from the delivery of such notice to the Trustee and, during such period, the Molson Beneficiary Representative shall not have delivered notice to the Trustee, executed by an authorized Person of the Molson Beneficiary Representative and certifying that the ownership requirements described in clause (i) above have been satisfied at all times since the date of this Agreement; or

            (ii) there shall have been obtained any final order or judgment from a court of competent jurisdiction that finds or concludes that the ownership requirements described in clause (i) above have not been satisfied at all times since the date of this Agreement (it being understood that the parties agree that any party hereto may seek such an order from
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                                                                               6


      any court of competent jurisdiction and the parties shall be bound by such order or judgment);

      (s) "Molson Change in Status Notice Effective Date" means the earliest of (i) the eleventh Business Day following the delivery of the notice by the Coors Beneficiary Representative contemplated in
            Section 1.01(r)(i) in the event that the Coors Beneficiary Representative shall not have delivered the notice contemplated in
            Section 1.01(r)(i) (ii) the Business Day next following the final order or judgment contemplated in Section 1.01(r)(ii) and (iii) the Business Day on which the Molson Beneficiary Representative delivers the notice described in the last sentence of Section 3.03;

      (t)   "Molson Family Group" means:

            (i) individuals who are descendents of the late Thomas H.P. Molson ("Thomas Molson") of Montreal, who passed away on or about April 4, 1978, including adopted issue of any such individuals and issue born out of wedlock of any such individuals, as well as spouses and former spouses (including widows and widowers), whether or not lawfully married, of any of such individuals and spouses, former spouses (including widows and widowers) and descendents of such spouses or former spouses (including widows and widowers) (the "Molson Family Members");

            (ii) the estate of Thomas Molson and the estates of any Molson Family Members;

            (iii) trusts for which the principal beneficiaries are one or more of the Molson Family Members;

            (iv) any corporation, limited liability company, or partnership or similar entity directly or indirectly under the Control of one or more of the foregoing;

            (v) any entity described in Section 50l(c) of the United States Internal Revenue Code of 1986, as amended, with respect to which the Molson Family Members comprise not less than 40% of the directors, trustees or persons carrying out a similar function, as applicable; and

            (vi) any foundation or charitable organization, not less than 40% of the trustees, governors or persons carrying out a similar function of which are Molson Family Members, including The Molson Foundation and The Molson Companies Donation Fund;

      (u) "Molson Family Group Beneficiaries" means Pentland, Subco and any other members of the Molson Family Group who become Beneficiaries hereunder;

      (v) "Permitted Encumbrance" means an Encumbrance over Trust Shares created by a Beneficiary for which each of the following conditions are satisfied:
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            (i) the recourse available to the creditors of the obligation thereby secured is not limited to the realization upon such Encumbrance and/or retention of the Trust Shares;

            (ii) the Current Market Value of such Trust Shares on the date of creation of the Encumbrance is at least 200% of the principal amount of all obligations secured thereby;

            (iii) the secured creditor shall have irrevocably agreed that any realization of its Encumbrance must be in full compliance with Section 8.02, including, for the avoidance of doubt, that (A) the Trust Shares shall be converted into Class B Exchangeable Shares (or otherwise into shares or other securities which do not constitute Voting Securities) prior to the Transfer and (B) no Transfer or conversion of Trust Shares may occur if the condition set forth in the penultimate sentence of
      Section 8.02, if applicable, is not satisfied at the time of the realization; and

            (iv) the Beneficiary creating such Encumbrance shall have delivered to the Trustee and each Continuing Representative such information as is necessary to evidence compliance with the foregoing conditions (including but not limited to a legal opinion which confirms compliance with the foregoing conditions and a certificate of the Current Market Value of such Trust Shares);

      (w) "Permitted Family Transferee" means (i) a member of the Molson Family Group; with respect to Transfers by a member of the Molson Family Group, or (ii) a member of the Coors Family Group with respect to Transfers by a member of the Coors Family Group;

      (x) "Permitted Hedge" shall mean a transaction entered into or maintained by a Beneficiary for the purpose of mitigating any or all of the economic risk of owning either the Trust Shares or any security the value of which is principally related to the Trust Shares, so long as the following conditions are satisfied:

            (i) pursuant to such transaction, such Beneficiary may not Transfer or, without the right to settle such obligation on a monetary basis, be required to Transfer, directly or indirectly, any Trust Shares (or, in the event the restrictions in Section 3.08(c) remain applicable, shares or other securities with respect to which the Beneficiary would be required to exercise conversion or exchange rights pertaining to Trust Shares);

            (ii) pursuant to such transaction, no Third Party Transferee (as defined hereafter) may have the right to acquire, directly or indirectly, or cause the Transfer of any Trust Shares (or, in the event the restrictions in Section 3.08(c) remain applicable, shares or other securities with respect to which the Beneficiary would be required to exercise conversion or exchange rights pertaining to Trust Shares), except a Transfer that constitutes a Permitted Encumbrance; and

            (iii) the Beneficiary creating such Encumbrance shall have delivered to the Trustee and each Continuing Representative such information as is necessary to evidence
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                                                                               8


      compliance with the foregoing conditions (including but not limited to a legal opinion which confirms compliance with the foregoing conditions);

      (y) "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

      (z) "Transfer" means, with respect to any security, directly or indirectly (including indirectly through (i) the transfer, sale or issuance of securities in any entity which, directly or indirectly, beneficially owns such securities or (ii) the establishment of any derivatives transactions with respect to such security), to sell, assign, transfer, exchange, pledge (including in margin transactions), convey, distribute, mortgage, encumber, hypothecate or otherwise dispose, whether by gift, for consideration or for no consideration, and shall include any disposition of the economic or other risks of ownership of such security, including short sales of such security, option transactions (whether physical or cash settled) with respect to such security, use of equity or other derivative financial instruments relating to such security and other hedging arrangements with respect to such security; any such security or any beneficial ownership interest therein, capitalized terms "Transferred", "Transferee", etc. shall have correlative meanings;

      (aa) "Trust Shares" means (i) all Class A Exchangeable Shares originally delivered to the Trustee on behalf of Pentland or Subco pursuant to
            Section 2.01(a), (ii) any additional Class A Exchangeable Shares or other Voting Securities hereafter purchased or otherwise acquired by the Beneficiaries and made subject to the provisions of this Agreement by Section 2.01(b), and (iii) any other Class A Exchangeable Shares or other Voting Securities that are or become subject to this Agreement from time to time pursuant to Section 2.01(d), Section 4.03, Section 4.04 or Section 4.06;

      (bb) "Voting and Exchange Trust Agreement" means the agreement between Molson Coors Canada Inc., Molson Coors Canada Inc. and CIBC Mellon Trust Company as trustee dated February 9, 2005, as amended from time to time;

      (cc) "Voting Rights" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement; and

      (dd)  "Voting Securities" means the following:

            (i) shares or other securities of Exchangeco or any successor carrying or accompanied by the right to cast votes, whether directly or through a voting trustee, with respect to a majority of the directors of the Company or any successor; and

            (ii) securities convertible or exchangeable into, or permitting the holders thereof to acquire, Class A Exchangeable Shares or securities described in clause (i)
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                                                                               9


      above (other than, in each case, for the avoidance of doubt, the Class B Exchangeable Shares or the Class B Common Stock).

      Section 1.02. Other Definitional Provisions. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Unless otherwise indicated, the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" a Person, such reference shall be deemed to include the business of such Person and all direct and indirect Subsidiaries of such Person. Reference to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person.

                                  ARTICLE II.

                         DEPOSIT OF SHARES AND ISSUANCE
                          OF VOTING TRUST CERTIFICATES

      Section 2.01. Deposit of Shares.

      (a) Concurrently with the execution of this Agreement, each of Pentland and Subco has delivered to the Trustee certificates for all Class A Exchangeable Shares (together with the Ancillary Rights relating thereto) owned by it. Exhibit A hereto sets forth, as of the date hereof the name and address of, and the number of Class A Exchangeable Shares held by Pentland and Subco. All such Class A Exchangeable Shares are duly endorsed for transfer or accompanied by duly executed instruments of transfer.

      (b) If, at any time prior to the expiration or termination of this Agreement, (i) any Beneficiary purchases or otherwise obtains any additional Class A Exchangeable Shares or Voting Securities, such additional Class A Exchangeable Shares or Voting Securities (together with the Ancillary Rights relating thereto) shall automatically immediately become subject to this Agreement and all provisions hereof or (ii) any "Beneficiary" under the Delaware Voting Trust Agreement purchases or otherwise obtains any Class A Exchangeable Shares or Voting Securities, the Trustee shall accept the deposit of such Class A Exchangeable Shares or Voting Securities and take such actions as are necessary to permit the "Beneficiary" to become a party to this Agreement as a Beneficiary hereunder. Each Beneficiary agrees to immediately transfer and deliver certificates for any such additional Class A Exchangeable Shares or Voting Securities referred to in clause (i) to the Trustee in the manner specified in Section 2.01(a).

      (c) If, at any time prior to the expiration or termination of the Delaware Voting Trust Agreement, any Beneficiary purchases or otherwise obtains any Company Shares or any other securities of the Company or any successor that would constitute "Voting Securities" (as defined under the Delaware Voting Trust Agreement), such Beneficiary shall take such actions as are necessary to become a party to the Delaware Voting Trust Agreement and shall deposit all such shares and securities in trust pursuant to Section 2.01(b) thereof.
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      (d) Promptly upon receipt from time to time of share certificates representing Trust Shares, the Trustee shall use reasonable efforts to cause the certificates to be surrendered to Exchangeco and cancelled and new certificates therefor issued to, and in the name of, the Trustee, and shall use reasonable efforts to cause the stock ledger of Exchangeco to state that such new certificates have been issued pursuant to this Agreement. The Trustee shall use reasonable efforts to cause such new certificates to bear a legend on the face thereof in the form specified in Section 3.07.

      (e) Legal title to the Trust Shares (including any Ancillary Rights) in any Beneficiary Account, including the Beneficiary Account for each of Pentland and Subco established on the date hereof, shall be vested at all times in the Trustee on behalf of the applicable Beneficiary and subject to the terms of this Agreement. Exclusive economic and beneficial ownership of each Beneficiary's Trust Shares (and Ancillary Rights) in such Beneficiary's Beneficiary Account shall remain with such Beneficiary.

      (f) The Trustee warrants and undertakes that it will hold the Trust Shares (and Ancillary Rights relating thereto) delivered by any Beneficiary in a separate account (each a "Beneficiary Account") from Trust Shares (and Ancillary Rights relating thereto) held on behalf of any other Beneficiary from time to time. The Trustee shall maintain and update each Beneficiary Account to reflect any additions to receipts or transfers from each such account.

      Section 2.02. Issuance of Voting Trust Certificates. The Trustee shall from time to time issue and deliver to each Beneficiary for whom a Beneficiary Account has been established one or more Voting Trust Certificates (each, a "Certificate") in respect of the Trust Shares and Ancillary Rights relating thereto held in such Beneficiary Account in the form set forth in Exhibit B hereto. Such Certificates shall be signed by the Trustee.

      Section 2.03. Duplicate Certificates. If a Certificate shall be lost, stolen, mutilated or destroyed, the Trustee, at its discretion, may issue a duplicate of such Certificate upon receipt of (a) satisfactory evidence of such fact, (b) satisfactory indemnity, (c) the existing Certificate (if mutilated) and (d) any fees and expenses applicable thereto or to such transfer; provided, that no bond or insurance shall be required in connection with the issuance of any duplicate Certificate; and provided further, that a writing executed by a Beneficiary that states that (i) a Certificate issued to such Beneficiary has been lost, stolen, mutilated or destroyed and (ii) such Beneficiary shall indemnify the Trustee for all liabilities resulting from the issuance by the Trustee of a duplicate Certificate in respect of such lost, stolen, mutilated or destroyed Certificate shall constitute satisfactory evidence and indemnity for purposes of this Section 2.03.

      Section 2.04. Certificate Book. The Trustee shall maintain complete and correct records and books of account of all its transactions as Trustee, and shall maintain a book to be known as the "Certificate Book" setting forth the Beneficiary Accounts and the Beneficiaries thereof, showing their places of residence and the number of Trust Shares represented by the Certificates held by them. Such records and books of account and the Certificate Book shall be available to the Beneficiaries upon written request.
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                                                                              11


      Section 2.05. Notice to TSX. Within four days of the date hereof, the Trustee shall deliver a notice to the Toronto Stock Exchange in the form attached hereto as Exhibit E, which notice shall specify the number of Class A Exchangeable Shares held by the Trustee.

                                  ARTICLE III.

                 TRUSTEE'S RIGHTS AS A SHAREHOLDER OF EXCHANGECO

      Section 3.01. Appointment of Beneficiary Representatives.

      (a) The Coors Trust has the authority to act for all purposes under this Agreement in its capacity as the sole Coors Family Group Beneficiary as of the date hereof and in its capacity as representative of all other Coors Family Group Beneficiaries that may from time to time become parties to this Agreement in the future (in either such capacity, the "Coors Beneficiary Representative"), and each Coors Family Group Beneficiary, by becoming party hereto, hereby agrees to the appointment of the Coors Trust as its representative. Each Coors Family Group Beneficiary further agrees that the Trustee shall be entitled to rely on any instruction given by the Coors Beneficiary Representative pursuant hereto to the same extent as if such Beneficiary gave such instruction personally. At all times, any Person serving as the Coors Beneficiary Representative shall be a member of the Coors Family Group. The Coors Beneficiary Representative shall have the right to appoint its successor in the capacity of Coors Beneficiary Representative by written instrument (whether set forth in the will of such Coors Beneficiary Representative or otherwise) and such provisional designation may be revoked or superseded at any time or from time to time by the Coors Beneficiary Representative. In the event of the death, resignation or inability to serve of the Coors Beneficiary Representative absent any appointment of its successor in the capacity of Coors Beneficiary Representative, such successor shall be designated by written notice delivered to the other parties hereto from time to time executed by holders of a majority of the Trust Shares held by the Coors Family Group Beneficiaries deposited hereunder (and, in the event that the Trust Shares constitute more than one class or series of shares or other securities, a majority in interest based upon the Current Market Value of the Trust Shares beneficially owned by, and as determined by, the Coors Family Group Beneficiaries).

      (b) Pentland has the authority to act for all purposes under this Agreement in its capacity as a Molson Family Group Beneficiary as of the date hereof and in its capacity as representative of Subco and all other Molson Family Group Beneficiaries that may from time to time become parties to this Agreement in the future (in either such capacity, the "Molson Beneficiary Representative"), and each Molson Family Group Beneficiary, by becoming party hereto, hereby agrees to the appointment of Pentland as its representative. Each Molson Family Group Beneficiary further agrees that the Trustee shall be entitled to rely on any instruction given by the Molson Beneficiary Representative pursuant hereto to the same extent as if such Beneficiary gave such instruction personally. At all times, any Person serving as the Molson Beneficiary Representative shall be a member of the Molson Family Group. The Molson Beneficiary Representative shall have the right to appoint its successor in the capacity of Molson Beneficiary Representative by written instrument (whether set forth in the will of such Molson Beneficiary Representative or otherwise) and such provisional designation may be revoked or superseded at any time or from time to time by the Molson Beneficiary Representative. In the event of the death, resignation or inability to serve of the Molson Beneficiary Representative absent any appointment of its successor in the capacity of Molson Beneficiary Representative, such successor shall be designated by written notice executed by holders of a majority of the Trust Shares held by the Molson Family Group Beneficiaries deposited hereunder (and, in the event that the Trust Shares constitute more than one class or series of shares or other securities, a majority in interest based upon the Current Market Value of the Trust Shares beneficially owned by, and as determined by, the Molson Family Group Beneficiaries).

      (c) The Coors Beneficiaries and the Molson Beneficiaries agree to make their appointments of the Coors Beneficiary Representative and the Molson Beneficiary Representative, respectively, pursuant to Section 3.01 of this Agreement to ensure that the Coors Beneficiary Representative and the Molson Beneficiary Representative are the same persons from time to time who are Coors Beneficiary Representative and Molson Beneficiary Representative, respectively, under the Delaware Voting Trust Agreement.

      (d) Except with respect to matters subject to a stockholder vote which are governed by Section 3.04 of this Agreement (the Trustee and the other parties hereto expressly acknowledge that Voting Securities shall be voted with respect to any matter subject to a shareholder vote in accordance with the provisions of
Section 3.04 exclusively and that the provisions of this Section 3.01(d) do not apply thereto), in the event the Trustee receives conflicting instructions hereunder from the Coors Beneficiary Representative and the Molson Beneficiary Representative, the Trustee shall be fully protected in refraining from acting until such conflict is resolved to the reasonable satisfaction of the Trustee. In addition, the Trustee shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties to this Agreement, and each Beneficiary Representative shall pay 50% of all reasonable costs, expenses and disbursements of the Trustee in connection therewith, including reasonable attorneys' fees.

      (e) The Coors Beneficiary Representative and/or the Molson Beneficiary Representative shall be entitled to exercise all rights and powers, and be bound by all obligations, as a Beneficiary Representative(s) whether or not such Beneficiary Representative(s) are also Continuing Representative(s).

      Section 3.02. Change in Status of Coors Beneficiary Representative. The Coors Beneficiary Representative shall be a "Continuing Representative" hereunder (the "Coors Continuing Representative") until the Coors Change in Status Notice Effective Date (after which time there shall be no Coors Continuing Representative and any reference herein to Continuing Representative(s) shall be deemed to refer only to the Molson Continuing Representative, if any). The Coors Beneficiary Representative agrees to promptly notify each other party to this Agreement in writing if the ownership requirements of the Coors Family Group Beneficiaries and the other members of the Coors Family Group set forth in clause (i) of the definition of "Coors Change in Status Notice" are not satisfied at any time after the date of this Agreement.

      Section 3.03. Change in Status of Molson Beneficiary Representative. The Molson Beneficiary Representative shall be a "Continuing Representative" hereunder (the "Molson Continuing Representative") until the Molson Change in Status Notice Effective Date (after which time there shall be no Molson Continuing Representative and any reference herein to Continuing Representative(s) shall be deemed to refer only to the Coors Continuing Representative, if any). The Molson Beneficiary Representative agrees to promptly notify each other party to this Agreement in writing if the ownership requirements of the Molson Family Group Beneficiaries and the other members of the Molson Family Group set forth in clause (i) of the definition of "Molson Change in Status Notice" are not satisfied at any time after the date of this Agreement.

      Section 3.04. Exercise of Voting Rights.

      (a) So long as the Trustee shall hold Trust Shares and Ancillary Rights deposited pursuant to the provisions of this Agreement, the Trustee, as the holder of record of the Trust Shares, shall possess and shall be entitled to exercise all rights and powers of every nature as owner of legal title and holder of the Trust Shares, including the right to vote or cause the exercise of the Voting Rights in person or by its nominee or proxy or by written consent and to take part in and consent to any corporate or shareholders' action of any kind whatsoever (including approval of or consent to any merger or consolidation to which the Company may be a party, whether or not the surviving party, or the dissolution of the Company or the sale of all or any part of its business or assets). Without limiting the generality of the foregoing, the Trustee shall have all rights in respect of the Trust Shares and Ancillary Rights as a beneficiary under the Voting and Exchange Trust Agreement, including the right, pursuant to Article 4 thereof, to instruct the trustee thereunder (the "Exchangeable Shares Trustee") with respect to the exercise by the Exchangeable Shares Trustee of the Voting Rights associated with the Trust Shares as provided in this Section 3.04. The Trustee agrees to vote or cause the vote of the Trust Shares as provided in this Section 3.04 and to fulfill all of its other covenants, rights and obligations hereunder, notwithstanding that the Coors Trust does not hold any Trust Shares at the date hereof and does not have a Beneficiary Account or any economic or beneficial interest in any Trust Shares, or Pentland and Subco may not hold, at any future time, any Trust Shares for which a Beneficiary Account has been established. For all purposes of this Agreement, reference to the Trustee voting or causing the vote of the Trust Shares shall include the right of the Trustee to instruct the Exchangeable Shares Trustee to exercise the Voting Rights associated with the Trust Shares and/or to receive a proxy to vote the Trust Shares personally, as set forth in the Voting and Exchange Trust Agreement.

      (b) The Trustee shall vote or cause the vote of all Trust Shares and take such other actions as are necessary in order to exercise the Voting Rights as follows with respect to the election and removal of directors:

            (i) (A) for any nominee standing for election to the board of directors of the Company (the "Board of Directors") that has been nominated by a nominating committee of the Board of Directors authorized to nominate such nominee pursuant to the Company's Certificate of Incorporation or Bylaws, and

                  (B) against any other nominee; and

            (ii) (A) for the removal of any Coors Director (as defined in the Company's Certificate of Incorporation) if the Coors Continuing Representative (if any) so instructs the Trustee in writing using instructions substantially in the form attached as Exhibit D;

                  (B) against the removal of any Coors Director if the Coors Continuing Representative (if any) so instructs the Trustee in writing using instructions substantially in the form attached as Exhibit D or fails to make an instruction with respect to such vote;

                  (C) for the removal of any Molson Director (as defined in the Company's Certificate of Incorporation) if the Molson Continuing Representative (if any) so instructs the Trustee in writing using instructions substantially in the form attached as Exhibit D;

                  (D) against the removal of any Molson Director if the Molson Continuing Representative (if any) so instructs the Trustee in writing using instructions substantially in the form attached as Exhibit D or fails to make an instruction with respect to such vote;

                  (E) except as expressly provided in clauses (A) through (D) above, as unanimously instructed by all Continuing Representatives in writing using instructions substantially in the form attached as Exhibit D; and

                  (F) except as expressly provided in clauses (A) through (E) above, in accordance with the recommendation of the Board of Directors with respect to any proposal to remove any director of the Company (provided that, if no recommendation is made known to the Trustee, the Trustee shall vote against such proposal).

      (c) With respect to any other corporate action or matter (other than those addressed in Section 3.04(b)) on which holders of Class A Exchangeable Shares or other Voting Securities are entitled to exercise their voting rights, whether by proxy, consent or otherwise, including the exercise of Voting Rights (each, an "Other Voting Matter"), the Trustee shall vote all Trust Shares (and shall take such other actions as are necessary in order to exercise the voting rights attached to the Trust Shares, including the exercise of Voting Rights), against the approval of such Other Voting Matter unless the Trustee shall have received from all Continuing Representatives hereunder instructions in writing using instructions substantially in the form attached as Exhibit D ("Approve Instructions"), in each case duly executed by such Continuing Representative, stating that such Continuing Representative wishes the Trustee to vote in favor of such Other Voting Matter and such Approve Instructions are not revoked by written instruction from such Continuing Representative delivered to the Trustee prior to the time specified for taking the specified action. If the Trustee receives Approve Instructions from each such Continuing Representative prior to the time specified for taking the specified action, the Trustee shall vote for approval of such Other Voting Matter. Without limiting the right of either Continuing Representative to instruct the Trustee (or to revise, revoke or amend such instruction) at any time prior to the taking of the relevant action by the Trustee, all Continuing

Representatives shall, subject to receiving adequate notice, use its reasonable best efforts to provide instructions to the Trustee at least two Business Days prior to the deadline for exercising any voting right.

      Notwithstanding the foregoing:

            (i) and for greater certainty, voting against the approval of such Other Voting Matter shall include without limiting the generality thereof (a) voting against any proposal to amend the articles of Exchangeco (whether pursuant to Section 176 of the CBCA or otherwise) and whether in favour or against the resolution in order not to amend the articles and (b) voting on all other matters in a manner such that in the reasonable opinion of the Molson Beneficiary Representative (as set forth in a notice to the Trustee, and the Coors Beneficiary Representative) the status quo would be maintained and whether in favour or against the resolution in order to maintain the status quo and such that no action would be taken by Exchangeco;

            (ii) in the event the Other Voting Matter is a vote of shareholders of Exchangeco (in their capacity as such and not in their capacity as holders of Voting Rights with respect to the Company) with respect to a proposal to (a) redeem the Class A Exchangeable Shares or the Class B Exchangeable Shares prior to February 9, 2045, (b) to change the terms of the Class A Exchangeable Shares or Class B Exchangeable Shares in a manner that would materially adversely affect the rights and privileges attached to those shares or (c) modify or terminate the Voting and Exchange Trust Agreement, the Trustee shall not vote to approve such Other Voting Matter if the Molson Beneficiary Representative has sent a notice to the Trustee and the Coors Beneficiary Representative instructing the Trustee to vote against such approval.

      (d) For the avoidance of doubt, in the event that any matter referred to in the provisions of Section 3.04(b) or (c) is proposed (whether pursuant to a request of a Continuing Representative, the Board of Directors or otherwise) to be acted upon by written consent in lieu of a meeting, the Trustee shall execute or cause to be executed such written consents in accordance with Section 1.12 of the By-Laws of the Company as shall be effective to implement the election or removal of a director or other corporate action or matter to be implemented pursuant to the foregoing provisions of this Section 3.04.

      (e) With respect to any corporate action or matter described in paragraph
(b) or (c) above, the Trustee shall provide notice to the trustee under the Delaware Voting Trust Agreement as to the vote or action to be taken by the Trustee with respect to such action or matter at the time the Trustee has received instructions from the Continuing Representatives or otherwise makes a determination in accordance with the terms of this Agreement as to the vote or action to be taken by the Trustee.

      (f) Each of the Continuing Representatives hereby undertakes, with respect to all matters concerning voting under this Agreement and the Delaware Voting Trust Agreement, to give similar instructions concerning such voting to the Trustee hereunder and to the trustee under the Delaware Voting Trust Agreement, such that there shall be no inconsistency between the instructions given by such Continuing Representative to such trustees.

      Section 3.05. Trustee Has No Authority to Transfer.

      (a) Except as set forth in this Section 3.05, and except for purposes of effecting a Permitted Encumbrance or a Permitted Hedge or a Transfer to a Permitted Family Transferee in accordance with Section 8.01, the Trustee shall have no authority to Transfer any of the Trust Shares.

      (b) Upon receipt of a notice from a Beneficiary Representative that one or more Beneficiaries represented by such Beneficiary Representative has agreed to sell or otherwise Transfer their interests in Trust Shares in such Beneficiary's Beneficiary Account to one or more Third Party Transferees in compliance with
Section 8.02 (which notice shall set forth the number of Trust Shares to be sold, the Beneficiary Transferor, the Third Party Transferee(s) (except in the case of a Transfer into the open market) and the proposed date of Transfer), then, upon delivery of such notice and the Certificate or Certificates corresponding to the Trust Shares to be sold, the Trustee shall:

            (i) cause each non-transferring Beneficiary to receive a copy of such notice within five Business Days of the Trustee's receipt thereof; and

            (ii) in the case of Class A Exchangeable Shares, not earlier than 10 Business Days nor later than 20 Business Days following the Trustee's receipt of such notice, unless precluded by an order, decree or judgment binding upon the Trustee of any court of competent jurisdiction or unless the Trustee (after receipt of a legal opinion) determines that such proposed Transfer does not comply with Section 8.02 and applicable law, deliver share certificates for such Class A Exchangeable Shares to Exchangeco or its transfer agent (duly endorsed for transfer or accompanied by duly executed instruments of transfer with signatures guaranteed) together with a Notice of Conversion pursuant to Section 18.1 of the Exchangeable Share Provisions (as defined in the Plan of Arrangement and herein called the "Exchangeable Share Provisions") to effect (A) the conversion of such Class A Exchangeable Shares pursuant to
      Section 18.2 of the Exchangeable Share Provisions into shares of Class B Exchangeable Shares and (B) delivery of a share certificate for such shares of Class B Exchangeable Shares to the Persons and places designated in the notice, which shares of Class B Exchangeable Shares will not be subject to the terms and provisions of this Agreement; and

            (iii) in the event the transferring Beneficiary is not Transferring all of the Trust Shares represented by the Certificate or Certificates surrendered with the notice, upon the consummation of such Transfer specified in such notice, issue to the transferring Beneficiary a new Certificate in respect of such Trust Shares not Transferred and which are subject to this Agreement.

      Section 3.06. Trustee's Agreement to Limited Authority to Sell. The Trustee agrees that, except as otherwise provided in Section 3.05, the Trustee shall take no action, nor shall it allow any action to be taken, by which any Trust Shares shall be sold, transferred or otherwise disposed of during the term of this Agreement. The Trustee agrees that the Trustee will not permit or create any Encumbrance upon any Trust Shares, except pursuant to a Permitted Encumbrance or a Permitted Hedge. The exercise of Voting Rights by the Trustee pursuant to Section 3.04 shall not be deemed to constitute any such Encumbrance.

      Section 3.07. Trustee's Agreement to Certificate Legends. The Trustee agrees that all Certificates shall have endorsed upon them a legend substantially as follows:

      "This certificate is issued pursuant to, and the transfer of this certificate and the shares represented hereby is restricted by, the provisions of a Voting Trust Agreement dated as of February 9, 2005 between The Royal Trust Company, as Trustee, and Adolph Coors, Jr. Trust, Pentland Securities (1981) Inc. and 4280661 Canada Inc. as such agreement may be amended, supplemented or otherwise modified from time to time. By accepting this certificate, the holder hereof agrees to be bound by all of the provisions of such agreement."

      Section 3.08. Retraction; Redemption; Conversion of Exchangeable Shares.

      (a) In the event that (i) a Beneficiary Representative notifies the Trustee that a Beneficiary for which the Beneficiary Representative is the Beneficiary Representative wishes that all or any portion of the Class A Exchangeable Shares in respect of which such Beneficiary has a Beneficiary Account be redeemed in accordance with the Article 6 of the Exchangeable Share Provisions, or that such Beneficiary wishes that all or any portion of the Class A Exchangeable Shares in respect of which such Beneficiary has a Beneficiary Account be converted into Class B Exchangeable Shares in accordance with Article 18 of the Exchangeable Share Provisions; (ii) the Exchange Right (as defined in the Voting and Exchange Trust Agreement) or on liquidation of Exchangeco) is exercised under Article 5 of the Voting and Exchange Trust Agreement in respect of any Class A Exchangeable Shares in respect of which such Beneficiary has a Beneficiary Account; or (iii) in the event that Callco (as defined in the Exchangeable Share Provisions) or the Company exercises any of their respective rights in respect of the Class A Exchangeable Shares in respect of which such Beneficiary has a Beneficiary Account pursuant to the Exchangeable Share Provisions or the Voting and Exchange Trust Agreement, the Trustee shall use all reasonable efforts to take all actions necessary (including, but not limited to those required by the Exchangeable Share Provisions), to effect such redemption, conversion, exchange or sale (in the case of Callco).

      (b) Upon the redemption or exchange of a Beneficiary's Class A Exchangeable Shares for shares of Class A Common Stock of the Company or any successor in accordance with the Exchangeable Share Provisions (whether pursuant to paragraph (a) above or otherwise including upon the exercise of the Exchange Right, and upon any purchase by Callco of any Class A Exchangeable Shares from a Beneficiary, such Beneficiary shall take such actions as are necessary to become a party to the Delaware Voting Trust Agreement and the Trustee shall deposit the shares of Class A Common Stock of the Company or any successor or any securities that would constitute Voting Securities (as defined in the Delaware Voting Trust Agreement) or resulting therefrom in trust pursuant to Section 2.01(b) of the Delaware Voting Trust Agreement and any money, property or other securities distributed on such redemption exchange or sale shall be released to the applicable Beneficiary.

      (c) Notwithstanding anything to the contrary in this Agreement (including this Section 3.08), each Molson Family Group Beneficiary agrees that it shall not be permitted to convert any Class A Exchangeable Shares into Class B Exchangeable Shares under this Section 3.08 unless it shall provide the Trustee with a legal opinion to the effect that (a) giving effect to such conversion, the voting power in the Company associated with (i) the Class A Exchangeable Shares (and Ancillary Rights) remaining subject to this Agreement, together with
(ii) any Company Shares subject to the Delaware Voting Trust Agreement, would constitute in the aggregate at least 50.1% of the aggregate voting power in the Company of all then-outstanding Class A Exchangeable Shares (and Ancillary Rights) and Company Shares, or (b) at any time prior to such conversion, the aggregate number of Class A Exchangeable Shares and Company Shares of the Coors Family Group Beneficiaries deposited under this Agreement and/or the Delaware Voting Trust Agreement is less than 1,260,000 (without duplication, as adjusted by any stock split, consolidation, reorganization, merger, amalgamation, reclassification, recapitalization or similar transactions) as a result of one or more Transfers (and associated conversion into Class B Exchangeable Shares or Class B Common Stock, as applicable) of Class A Exchangeable Shares or Company Shares to a Third Party Transferee.

                                  ARTICLE IV.

                           DIVIDENDS AND DISTRIBUTIONS

      Section 4.01. Cash Dividends. If, during the term of this Agreement the Trustee shall receive cash dividends with respect to the Trust Shares, the Trustee shall within two Business Days deposit the same in the relevant Beneficiary Account with respect to such Trust Shares and, subject to applicable withholding tax, shall remit the same to the Beneficiary with respect to whom such Beneficiary Account has been established and maintained. The Trustee may arrange with Exchangeco for the direct payment by Exchangeco, as applicable, to the Beneficiaries of any such dividends.

      Section 4.02. Non-Share Distributions. If at any time during the term of this Agreement the Trustee shall receive or collect any moneys (other than in payment of cash dividends) or any property (other than Class A Exchangeable Shares or Voting Securities) upon the Trust Shares, the Trustee shall deposit within 2 Business Days the same in the relevant Beneficiary Account with respect to such Trust Shares and, subject to applicable withholding tax, shall remit the same to the Beneficiary with respect to whom such Beneficiary Account has been established and maintained. The Trustee may arrange with Exchangeco for the direct payment by Exchangeco, as applicable, to the Beneficiaries of any such dividends.

      Section 4.03. Stock Dividend or Distribution. If the Trustee shall receive, as a dividend or other distribution upon any Trust Shares, any additional Class A Exchangeable Shares or other Voting Securities, the Trustee shall within two Business Days deposit the same in the relevant Beneficiary Account with respect to such Trust Shares. Such Class A Exchangeable Shares or other Voting Securities shall be and become subject to all of the terms and conditions hereof to the same extent as if originally deposited hereunder pursuant to Section 2.01. The Trustee shall record such additional Class A Exchangeable Shares or other Voting Securities in the Beneficiaries' Beneficiary Accounts and issue Certificates in respect of such Class A Exchangeable Shares or other Voting Securities to the applicable Beneficiaries.

      Section 4.04. Recapitalization or Reclassification of Share Capital. In the event of a recapitalization of Exchangeco or reclassification of any Trust Shares deposited pursuant to this Agreement, the Trustee shall hold, subject to the terms of this Agreement, any Voting Securities issued as a result of such recapitalization or reclassification in respect of such Trust Shares. Certificates issued and outstanding under this Agreement at the time of such recapitalization or reclassification shall remain outstanding; provided, that the Trustee shall, upon the written direction of the Coors Beneficiary Representative or the Molson Beneficiary Representative, as appropriate, substitute for such Certificates new voting trust certificates in appropriate form. Such Voting Securities shall be and become subject to all of the terms and conditions hereof to the same extent as if originally deposited hereunder pursuant to Section 2.01.

      Section 4.05. Distribution upon Dissolution of Exchangeco. In the event of the liquidation, dissolution or winding up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the Trustee shall, within two Business Days of receipt, initially deposit the money, securities, rights or property to which the Beneficiaries are entitled in respect of the Trust Shares in the respective Beneficiary Account and shall thereafter deposit any shares of Class A Voting Stock of the Company or any successor or any "Voting Securities" (as defined in the Delaware Voting Trust Agreement) received by the Trustee upon such liquidation, dissolution, winding up or other distribution in trust pursuant to Section 2.01(b) of the Delaware Voting Trust Agreement and distribute or cause to be distributed the other money, rights or property received, less any applicable withholding tax, to the Beneficiary of each respective Beneficiary Account within two Business Days of receipt thereof.

      Section 4.06. Distributions Upon Reorganization of Exchangeco. In the event Exchangeco is merged, consolidated or amalgamated with or into another corporation or other business entity, the Trustee shall, as directed in writing by the Coors Beneficiary Representative or the Molson Beneficiary Representative, as appropriate, either (a) (i) receive and hold in the respective Beneficiary Account established for Beneficiaries hereunder any securities received on account of such merger, consolidation or amalgamation in respect of the Trust Shares that are Voting Securities of the successor received on account of such merger, consolidation or amalgamation (in which case Certificates issued and outstanding under this Agreement at the time of such merger, consolidation or amalgamation shall remain outstanding unless the Coors Beneficiary Representative or the Molson Beneficiary Representative, as appropriate, shall direct the trustee in writing to substitute for such Certificates new voting trust certificates in appropriate form) and such Voting Securities of the successor corporation shall be and become subject to all of the terms and conditions hereof to the same extent as if originally deposited hereunder pursuant to Section 2.01, and (ii) distribute or cause to be distributed any money, other securities, rights or property so received, less any applicable withholding tax, to the Beneficiary for whom such Beneficiary Accounts have been established and maintained, or (b) distribute or cause to be distributed such Voting Securities of the successor corporation, together with any money, any other securities, rights or property so received, less any applicable withholding tax, to the Beneficiary for whom such Beneficiary Accounts have been established and maintained, in which case the Beneficiaries hereby agree, pursuant to Section 2.01(b), to deposit such Voting Securities with the Trustee under this Agreement within two Business Days, provided that if any securities received in such merger, consolidation or amalgamation are Company Shares or any successor are "Voting Securities" (as defined in the Delaware Voting Trust Agreement), such securities shall be deposited by the Trustee under the Delaware Voting Trust Agreement. The Beneficiaries also agree to execute any amendments to this Agreement, if any are necessary, to perpetuate this Trust under the reorganized corporation.

                                   ARTICLE V.

                               RIGHTS TO SUBSCRIBE

      Section 5.01. Subscription Procedures. In case any securities of Exchangeco or the Company shall be offered for subscription to the beneficial holders of Class A Exchangeable Shares or other Voting Securities held by the Trustee as Trust Shares or to the Trustee in respect of such Trust Shares, the Trustee, promptly upon receipt of notice of such offer, shall use reasonable efforts to mail a copy thereof to each Beneficiary. Upon receipt by the Trustee, at least two Business Days prior to the last date fixed by Exchangeco or the Company, as applicable, for subscription, of a request from any Beneficiary to subscribe in such Beneficiary's behalf, accompanied by the sum of money required to be paid for such securities, the Trustee shall make such subscription and payment on behalf of such Beneficiary, and upon receiving from Exchangeco or the Company, as applicable, the certificates for the securities subscribed for, shall issue to such Beneficiary a Certificate in respect thereof if the same constitute Voting Securities and retain the same in such Beneficiary's Beneficiary Account and, if the same do not constitute Voting Securities, the Trustee shall deliver the same to the Beneficiary on whose behalf the subscription was made.

                                  ARTICLE VI.

                                   THE TRUSTEE

      Section 6.01. Trustee's Right to Delegate. The Trustee may vote or exercise Voting Rights in respect of all Trust Shares in person or by such person or persons (including any Beneficiary) as the Trustee may from time to time select as proxy or proxies. The Trustee may employ or use the services of accountants, attorneys, or any other qualified personnel to assist the Trustee or its agents to carry out any of the duties undertaken pursuant to this Agreement.

      Section 6.02. Trustee's Right to Call Meetings of the Beneficiaries. The Trustee may call a meeting of the Beneficiaries for any purpose which the Trustee desires, including discussions of any past or future exercise of its rights or powers under this Agreement, or for other informational purposes. Any vote of the Beneficiaries taken at a meeting called pursuant to this Section
6.02 is not binding on the Trustee.

      Section 6.03. Trustee's Right to Incur Expenses. The Trustee is expressly authorized to incur and pay such reasonable expenses and charges at the expense of the Beneficiaries, to employ and pay such agents, attorneys and counsel, and to incur and pay such other charges and expenses at the expense of the Beneficiaries as it may deem necessary and proper for administering this Agreement.

      Section 6.04. Trustee's Right to Reimbursement. Each Beneficiary agrees to reimburse the Trustee within thirty (30) days of receipt of a written request for reasonable expenses and charges authorized under Section 6.03 upon demand therefor pro rata to such Beneficiary's Trust Shares. Notwithstanding the foregoing, the Trustee shall have no duty to advance its own moneys in connection with the administration of this Agreement.

      Section 6.05. Trustee's Right to Indemnification. The Beneficiaries severally agree to indemnify and hold harmless the Trustee (in its individual capacity and in its capacity as trustee hereunder) and each agent or attorney of the Trustee acting hereunder from and against all liability and claims or proceedings of any nature arising from or in connection with the acceptance or administration of the Trust and the performance of its duties and obligations hereunder (including pursuant to Section 6.08) and the exercise of its rights and powers except liability and claims based solely upon the Trustee's bad faith, gross negligence or willful misconduct, and with such exception agree to be responsible for and to pay (pro rata in accordance with the number of Trust Shares represented by their respective Certificates) all claims, losses, damages, costs, penalties, fines, taxes and expenses of or assessed against the Trustee (in its individual capacity and in its capacity as trustee hereunder) of any nature, including fees of legal counsel, in connection with any such claim or proceeding.

      Section 6.06. Right of Trustee to Compensation. Each Beneficiary Representative agrees to pay to the Trustee from time to time 50% of the reasonable compensation as agreed upon from time to time by the Trustee and the Beneficiary Representatives for all services rendered by it hereunder. Trustee shall be entitled to receive and shall be paid, as compensation for its acting as trustee of and under this Agreement, the fees, reimbursement and other compensation provided for in the Compensation Agreement between The Royal Trust Company and the other parties hereto, signed on the 4th day of February, 2005, prior to the execution of this Agreement and the terms of the said Compensation Agreement shall be valid and binding in all respects to fix the compensation payable to The Royal Trust Company as though the Compensation Agreement was expressly embodied in this Agreement.

      Section 6.07. Trustee's Right to Participate.

      (a) The Trustee may contract with or be or become pecuniarily interested, directly or indirectly, in any matter or transaction to which the Company, Exchangeco or any other subsidiary or controlled or affiliated corporation may be a party or in which it may be concerned, as fully and freely as though such Trustee were not a Trustee hereunder.

      (b) The Trustee's services to the parties hereto are not exclusive and, subject to any limitations otherwise provided in this Agreement on the powers and authorities of the Trustee, the Trustee may, for any purpose, and is hereby expressly authorized from time-to-time in its discretion to, appoint, employ, invest in, contract or deal with any individual, firm, partnership, association, trust or body corporate, including without limitation, itself and any partnership, trust or body corporate with which it may directly or indirectly be affiliated or in which it may directly or indirectly interested, whether on its own account or for the account of another (in a fiduciary capacity or otherwise) without being liable to account therefor and without being in breach of this Agreement.

      Section 6.08. Trustee's Powers; Additional Matters. The Trustee is authorized and empowered to construe this Agreement, and the Trustee's reasonable construction made in good faith shall be conclusive and binding upon the Beneficiaries and upon all parties hereto. Upon the joint written instruction at any time and from time to time of each Beneficiary Representative, the Trustee will take any such action as shall be specified in such instructions; it being understood that without such joint instruction, the Trustee shall not take any such action unless otherwise provided for in this Agreement. For the avoidance of doubt, in connection with any action taken, or inaction, by the Trustee pursuant to this Section 6.08., the Trustee shall be indemnified as described in Section 6.05.

      Section 6.09. Trustee's Liability.

      (a) The Trustee shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law nor for anything which the Trustee may do or refrain from doing in good faith, nor shall the Trustee have any accountability hereunder, except for its own bad faith, gross negligence or willful misconduct. Furthermore, upon any judicial or other inquiry or investigation of or concerning the Trustee's acts pursuant to its rights and powers as Trustee, such acts shall be deemed reasonable unless proved to the contrary by clear and convincing evidence.

      (b) The Trustee shall always be protected and free from liability in acting upon any notice, request, consent, certificate, declaration, telegram, telex, guarantee, affidavit or other paper or document or signature believed by it to be genuine and to have been signed by the proper party or parties or by the party or parties purporting to have signed the same.

      (c) The Trustee may consult with legal counsel including legal counsel to the Company or its subsidiaries (whether pursuant to Section 6.01 hereof, the provisions hereof referring to legal opinions or otherwise) pursuant to Section 6.01, and any action under this Agreement taken or suffered in good faith by him in accordance with the opinion of such counsel (or any certificate or notice contemplated herein including, but not limited to, a certificate of Current Market Value and a notice from a Beneficiary and/or a Beneficiary Representative) shall be conclusive upon the parties hereto and the Trustee shall be fully protected and be subject to no liability in respect thereof.

      Section 6.10. Trustee's Resignation or Removal. The Trustee may resign by giving written notice to each of the Beneficiary Representatives and to the Company and Exchangeco of its resignation 30 days prior to the effective date of such resignation (provided (i) that such resignation shall not become effective until the appointment of a successor trustee and (ii) if the Coors Beneficiary Representative and the Molson Beneficiary Representative fail to appoint a successor trustee within 20 days of the receipt of the aforesaid notice, then the Trustee, the Coors Beneficiary Representative or the Molson Beneficiary Representative may ask any court of competent jurisdiction to appoint a successor trustee). The Trustee may be removed at any time and from time to time, with or without cause, upon the delivery to the Trustee of written notice to such effect from each Person who is a Continuing Representative hereunder, such removal to be effective on the date the successor Trustee is appointed by the Continuing Representatives.

      Section 6.11. Appointment of Successor Trustee. The Coors Beneficiary Representative and the Molson Beneficiary Representative shall jointly be entitled to appoint a successor to the Trustee upon the resignation, removal, dissolution, death or incapacity to act of the Trustee.

      Section 6.12. Rights of Successor Trustee. Any successor to the Trustee named herein shall enjoy all the rights, powers, interests and immunities of the Trustee as originally conferred by this Agreement. All right, title and interest in Trust Shares of any Trustee who may resign, die, be removed or become incapacitated to act shall, upon such resignation, removal, death or incapacity, vest in the successor Trustee.

      Section 6.13. Transfer by Successor Trustee. Notwithstanding any change in the Trustee, the certificates for Trust Shares standing in the name of the Trustee may be endorsed and transferred by any successor Trustee for the time being with the same effect as if endorsed and transferred by the Trustee who has ceased to act. Any successor Trustee is authorized and empowered to cause any further transfer of said Trust Shares to be made which may be necessary through the occurrence of a change in the person acting as Trustee hereunder. For the avoidance of doubt, (a) the transfer to a successor trustee shall not affect the rights of the previous trustee set forth in Section 6.03, Section 6.04, Section 6.05, Section 6.06 and Section 6.07 and (b) the Beneficiary Representatives shall remain liable and indemnify for any amounts due and payable in accordance with Section 6.04, Section 6.05 and Section 6.06, including the payment of any and all necessary or proper liabilities that occurred and disbursements made by the previous trustee hereunder and not reimbursed prior to replacement.

      Section 6.14. Trustee's Acceptance of Trust.

      (a) The Trustee by executing this Agreement, and each successor Trustee, upon being appointed as such, accepts the trust created hereby and agrees to carry out the terms and provisions hereof. The Trustee represents that neither the execution or delivery of this Agreement by the Trustee, nor the performance or observance by the Trustee of the terms, conditions or provisions hereof, does or will conflict with or violate any agreement or instrument to which the Trustee is a party.

      (b) The Trustee undertakes to perform, and shall have the requisite power and authority to perform, such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

      Section 6.15. Trustee to be Canadian Resident. Notwithstanding anything herein contained to the contrary, no Person shall be the Trustee hereunder unless such Person is resident in Canada for all purposes of Canadian income tax legislation.

                                  ARTICLE VII.

                                   TERMINATION

      Section 7.01. Termination. This Agreement shall terminate upon the earliest to occur of the following: (a) the date on which each Continuing Representative hereunder agrees in writing to terminate this Agreement, (b) the date on which each of the Coors Beneficiary Representative and the Molson Beneficiary Representative shall have ceased to be a Continuing Representative hereunder and (c) the date on which 90 consecutive days have elapsed during which no Trust Shares were governed by this Agreement and (d) the twenty-first
(21st) anniversary of the death of the survivor of the descendants of His Late Majesty King George V living at the date hereof.

      Section 7.02. Trustee's Rights and Duties Upon Termination. The termination of this Agreement shall not affect the rights of the Trustee set forth in Section 6.03, Section 6.04, Section 6.05 and Section 6.06.

      (a) As soon as practicable after the termination of this Agreement the Trustee shall deliver to the Beneficiaries share certificates or instruments of transfer representing the number of Trust Shares or other securities to which such Beneficiary is entitled upon such termination in accordance with such Beneficiary's Beneficiary Account, such delivery to be contingent upon the surrender by the Beneficiary of the Certificates issued by the Trustee in respect of such Trust Shares or other securities, properly endorsed for transfer, and upon payment by the Beneficiaries of a sum sufficient to cover any tax or governmental charge in respect of the transfer or delivery of such share certificates or instruments of transfer. As a further condition to delivery of such share certificates or instruments of transfer, the Beneficiaries shall pay the Trustee any amounts due and payable pursuant to Section 6.04, Section 6.05 and Section 6.06 and pay, indemnify and reimburse the Trustee for any and all necessary or proper liabilities incurred and disbursements made by the Trustee hereunder and not reimbursed prior thereto.

      (b) If any such Beneficiary cannot be located or fails or refuses to surrender Certificates in exchange for Trust Shares or other securities as aforesaid, the Trustee shall, unless otherwise directed by the Coors Beneficiary Representative or the Molson Beneficiary Representative, as appropriate, deliver such Trust Shares or other securities to the Company for the benefit of the Person or Persons entitled thereto. Upon any such delivery the Trustee shall be fully acquitted and discharged with respect to said Trust Shares or other securities.

                                 ARTICLE VIII.

                       RESTRICTIONS ON TRANSFER OF VOTING
                     TRUST CERTIFICATES OR OF ANY BENEFICIAL
                               INTERESTS HEREUNDER

      Section 8.01. Nature of Restrictions. No beneficial interests in any Trust Shares, whether or not represented by Certificates issued pursuant to this Agreement, may be Transferred, except that (i) a Beneficiary may transfer all or a portion of its beneficial interest in Trust Shares in such Beneficiary's Beneficiary Account to (A) the Permitted Family Transferees of such Beneficiary (in which event, as a condition to such transfer, if the Transferor was a Molson Family Group Beneficiary, the Transferor shall cause the Transferee thereupon to become a signatory hereto and the Transferee will thereupon become a Molson Family Group Beneficiary and if the Transferor was a Coors Family Group Beneficiary, the Transferor shall cause the Transferee thereupon to become signatory hereto and the Transferee will thereupon become a Coors Family Group Beneficiary) or (B) any other Beneficiary hereunder (collectively, the "Permitted Transferees"), subject to the further condition that the Trust Shares subject to such Transfer shall remain in trust pursuant to this Agreement and no such Transfer shall be valid unless the transferee consents in writing to be bound as a Beneficiary hereunder; (ii) a Beneficiary may make a disposition in accordance with Section 8.02 hereof; and (iii) a transfer, sale or issuance of securities in the Beneficiary or any other Person with a direct or indirect equity interest in such Beneficiary may be effected so long as, after giving effect thereto, the Beneficiary remains a member of the Molson Family Group or the Coors Family Group, as the case may be. In determining whether the conditions described in this Article VIII are satisfied, the Trustee shall be entitled to rely on a written certificate delivered by the applicable Beneficiary and the applicable Beneficiary Representative to the effect that such conditions are satisfied, provided that such certificate is also delivered to the other Beneficiary Representative hereunder.

      Section 8.02. Third Party Transfers. A Beneficiary may Transfer (a) its beneficial interest in any Trust Shares to one or more third party transferees other than a Permitted Transferee (each, a "Third Party Transferee") provided that such Transfer constitutes a Permitted Encumbrance or a Permitted Hedge and/or (b) its beneficial interest in Trust Shares that are Class A Exchangeable Shares to a Third Party Transferee provided that prior to such Transfer such Class A Exchangeable Shares are converted as permitted pursuant to Article 18 of the Exchangeable Share Provisions so that the Third Party Transferee receives only Class B Exchangeable Shares. Any such conversion and Transfer described in clause (b) shall be effected by the transferring Beneficiary's Beneficiary Representative causing the Trustee, in accordance with Section 3.05, to take such actions as are required by such section to effect such conversion and Transfer and to release such Trust Shares (and Class B Exchangeable Shares issued upon conversion thereof) from the Trust created hereby, whereupon such shares shall no longer be subject to this Agreement. Following any such conversion and Transfer described in clause (b), this Agreement shall continue in full force and effect with respect to all other Trust Shares not subject to such Transfer. Notwithstanding anything to the contrary in this Agreement (including this Section 8.02), each Molson Family Group Beneficiary agrees that it shall not be permitted to make a Transfer of its beneficial interests in Trust Shares under this Section 8.02 nor convert any Class A Exchangeable Shares to Class B Exchangeable Shares if, giving effect to such Transfer or the requisite conversion, the Class A Exchangeable Shares (and associated rights) remaining subject to this Agreement, together with any Company Shares subject to the Delaware Voting Trust Agreement, would constitute in the aggregate less than 50.1% of the aggregate voting power of all then-outstanding Company Shares and Class A Exchangeable Shares (and associated rights) unless, at any time prior to such Transfer or conversion, the aggregate number of Class A Exchangeable Shares and Company Shares of the Coors Family Group Beneficiaries deposited under this Agreement and/or the Delaware Voting Trust Agreement is less than 1,260,000 (without duplication, as adjusted by any stock split, consolidation, reorganization, merger, amalgamation, reclassification, recapitalization or similar transactions) as a result of one or more Transfers (and associated conversion into Class B Exchangeable Shares or Class B Common Stock, as applicable of Class A Exchangeable Shares or Company Shares) to a Third Party Transferee. In determining whether the conditions described in this Article VIII are satisfied, the Trustee shall be entitled to rely on a written certificate delivered by the applicable Beneficiary and the applicable Beneficiary Representative to the effect that such conditions are satisfied, provided that such certificate is also delivered to the other Beneficiary Representative hereunder.

      Section 8.03. Agreement Not to Cause Conversion Right. The Beneficiaries agree that, notwithstanding anything herein to the contrary, (i) no Beneficiary shall be permitted to make any sale, transfer or other disposition of any beneficial interest in any Trust Shares if, as a result thereof, any shares of Class B Common Stock of the Company or Class B Exchangeable Shares shall become convertible into Company Shares or Class A Exchangeable Shares pursuant to the provisions of Article Fifth of the Company's Restated Certificate of Incorporation or of Article 16 of the Exchangeable Share Provisions, respectively, (ii) in no event shall any Transfer be made pursuant to Section
8.02 if such Transfer would constitute or require an "Exclusionary Offer" (as defined in Article Fifth of the Company's Restated Certificate of Incorporation or of Article 16.1 of the Exchangeable Share Provisions), (iii) unless otherwise expressly instructed in writing unanimously by each of the Beneficiary Representatives in connection with the occurrence of an "Exclusionary Offer" (as defined in Article Fifth of the Company's Restated Certificate of Incorporation or in Article 16.1 of the Exchangeable Share Provisions), the Trustee is hereby specifically empowered and directed to deliver any and all certificates and other documents pursuant to such Article Fifth or Article 16 as may be necessary or advisable to prevent the Class B Common Stock or Class B Exchangeable Shares from becoming convertible into Company Shares or Class A Exchangeable Shares, as the case may be, pursuant to such Article Fifth or Article 16 and (iv) no Beneficiary shall be permitted to take any actions contrary to any certificate that has been delivered to the Company pursuant to paragraph (i) of Article Fifth of the Company's Restated Certificate of Incorporation (a "Blocking Certificate") or that would cause any Blocking Certificate to be untrue or invalid. Without limiting any of the foregoing, the Trustee acknowledges and advises the Beneficiaries that it is delivering to the Company concurrently with the execution and delivery of this Agreement the Blocking Certificate to be provided to the Trustee by either Beneficiary Representative, and the Trustee further agrees not to rescind or withdraw such Blocking Certificate without the prior written consent of each Beneficiary Representative. If necessary to maintain the effectiveness of the Blocking Certificate following a permitted Transfer hereunder, the Trustee shall deliver to the Company an additional or replacement Blocking Certificate.

      Section 8.04. Legend. Each Beneficiary agrees that all Certificates now held or hereafter obtained by him shall have endorsed upon them a legend substantially in the form set forth in Section 3.07.

                                  ARTICLE IX.

                                  MISCELLANEOUS

      Section 9.01. Relationships Created Hereunder. The trust created by this Agreement is not intended to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company or association. The relationship of the Beneficiaries to the Trustee shall be solely that of Beneficiaries of the trust created by this Agreement and their rights shall be limited to those conferred upon them by this Agreement.

      Section 9.02. Deposit of Share Certificates and Other Assets. The share certificates received by the Trustee from Exchangeco pursuant to the provisions of Section 2.01(d) shall be deposited, within a reasonable time after receipt thereof by the Trustee, either in a safe deposit box rented by the Trustee or with a depository bank or trust company located in Canada. For greater certainty, the Trustee may deposit any assets held in respect of this Voting Trust, in a financial institution in which the Trustee or an agent or advisor to the Trustee may have an interest, notwithstanding that the Trustee and/or its agent or advisor may benefit therefrom and the Trustee shall not be required to account for or to disgorge any such benefit. In particular, it shall not be improper for the Trustee to deposit any assets held under this Trust in the Trustee or its affiliated, subsidiary, holding or related companies.

      Section 9.03. Amendments. This Agreement may be amended by an instrument or instruments in writing executed by the Trustee, the Coors Beneficiary Representative and the Molson Beneficiary Representative; provided that the Trustee may, without the consent of any Beneficiary, amend this Agreement (including any exhibit hereto) in order to (i) reflect the admission in accordance with the terms of this Agreement of additional persons to the Agreement as Beneficiaries so long as such persons have agreed in writing to be bound by the terms and provisions of this Agreement or (ii) update any exhibit hereto to reflect any changes in any Beneficiary's name, address or number of Trust Shares set forth thereon.

      Section 9.04. Notices. Any and all notices, requests, demands, or other communications provided for hereunder shall be given in writing by personal service or by registered or certified mail, postage prepaid, addressed to the intended recipients at the addresses set forth in Exhibit A hereto, in the case of any Beneficiary, or Exhibit C hereto, in the case of the Trustee or the Trustee under the Delaware Voting Trust Agreement, or at such other addresses as the intended recipients may have designated in written notices to the other parties hereto. A notice shall be deemed to have been received when delivered personally or four Business Days after being mailed.

      Section 9.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, executors, administrators and permitted assigns, including successors to any Beneficiary by merger, consolidation or otherwise.

      Section 9.06. Gender and Number. With respect to words used in this Agreement, the singular form shall include the plural form, the masculine gender shall include the feminine or neuter gender, and vice versa, as the context requires.

      Section 9.07. Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      Section 9.08. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one instrument.

      Section 9.09. Severability. If in any judicial proceedings a court shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

      Section 9.10. Governing Law. This Agreement shall be construed under, and its validity determined by, the laws of the Province of Ontario and the federal laws of Canada applicable therein. The validity and administration of the trust created hereunder shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. For greater certainty, this Agreement is not governed by The Royal Trust Corporation of Canada Act, 1978, S.O. 1978, c. 142, as amended from time to time.

      Section 9.11. Enforcement. Each of the parties hereto agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Superior Court of Justice of the Province of Ontario, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Superior Court of Justice of the Province of Ontario in the event any dispute arises out of or under or relates to this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action, suit or proceeding arising out of or under or relating to this Agreement or any of the transactions contemplated hereby in any court other than the Superior Court of Justice of the Province of Ontario and (d) hereby further and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. By the execution and delivery of this Agreement, each Beneficiary hereto appoints Davies Ward Phillips & Vineberg, 1 First Canadian Place, 44th Floor, Toronto, Ontario, M5X 1B1, Attention: Mr. Alan Golden and Mr. Michael Vineberg, as its agent upon which process may be served in any such legal action or proceeding. Service of process upon such agent, together with notice of such service given to any Beneficiary in the manner specified in Section 9.04 shall be deemed in every respect effective service of process upon such Beneficiary in any legal action or proceeding.

      Section 9.12. Remedies. The parties hereto shall have all remedies for breach of this Agreement available to them provided by law or equity. Without limiting the generality of the foregoing, the parties hereto agree that in addition to all other rights and remedies available at law or in equity, the parties hereto shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that in the event any action or proceeding is brought in equity to enforce the same, no party will urge, as a defense, that there is an adequate remedy at law.

      Section 9.13. Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective permitted transferees, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

                     [rest of page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands as of the day and year first above written.

                                        Adolph Coors, Jr. Trust dated
                                        September 12, 1969

                                        By: /s/ Peter H. Coors
                                            ---------------------------------
                                        Name: Peter H. Coors
                                        Title: Trustee


                                        Pentland Securities (1981) Inc.

                                        By: /s/ Andrew Molson
                                            ---------------------------------
                                        Name: Andrew Molson
                                        Title: President


                                        4280661 Canada Inc.

                                        By: /s/ Andrew Molson
                                            ---------------------------------
                                        Name: Andrew Molson
                                        Title: President


                                        The Royal Trust Company, as Trustee

                                        By: /s/ Rosanna Flores
                                            ---------------------------------


                                        By: /s/ David Belton
                                            ---------------------------------

                                    EXHIBIT A

                                  BENEFICIARIES

--------------------------------------------------------------------------------
Name/Address                               Number of Class A Exchangeable Shares

--------------------------------------------------------------------------------
Pentland Securities (1981) Inc.
335 - 8th Avenue S.W.
3rd Floor
Calgary, Alberta  T2P 1C9

Attention: The President

   with a copy to:

   Davies Ward Phillips & Vineberg LLP
   1501 McGill College Avenue
   Suite 2600
   Montreal, Quebec H3A 3N9
   Attention: Me Alan Golden
              Me Michael Vineberg
   Telecopy No.: (514) 841-6499

--------------------------------------------------------------------------------
4280661 Canada Inc.
335 - 8th Avenue S.W.
3rd Floor
Calgary, Alberta  T2P 1C9

Attention: The President

with a copy to:

Davies Ward Phillips & Vineberg LLP
1501 McGill College Avenue
Suite 2600
Montreal, Quebec H3A 3N9
Attention: Me Alan Golden
           Me Michael Vineberg
Telecopy No.: (514) 841-6499

                                    EXHIBIT B

             This certificate is issued pursuant to, and the transfer of this certificate and the shares represented hereby is restricted by, the provisions of the Class A Exchangeable Share Molson Coors Canada Inc. Voting Trust Agreement dated as of February 9, 2005 between The Royal Trust Company, as Trustee, and Adolph Coors, Jr. Trust, Pentland Securities (1981) Inc. and 4280661 Canada Inc., as such agreement may be amended, supplemented or otherwise modified from time to time. By accepting this certificate, the holder hereof agrees to be bound by all of the provisions of such agreement.

                            VOTING TRUST CERTIFICATE

No. __________                                                 __________ Shares

                            MOLSON COORS CANADA INC.

                     (Incorporated under the laws of Canada)

       VOTING TRUST CERTIFICATE IN RESPECT OF CLASS A EXCHANGEABLE SHARES

      THIS CERTIFIES that there have been deposited with the undersigned as Trustee under the Class A Exchangeable Shares Molson Coors Canada Inc. Voting Trust Agreement dated as of February 9, 2005 and any amendments thereto (the "Agreement"), certificates or instruments of transfer for shares of Class A Exchangeable Shares of Molson Coors Canada Inc., a corporation incorporated under the Canada Business Corporations Act (the "Company"), in the number set forth above on this Certificate, and that ____________________, or registered assigns, is entitled to all the benefits specified in the Agreement arising from said shares deposited with the Trustee, all as provided in and subject to the terms and conditions of the Agreement to which reference is hereby made. All capitalized terms shall have the meaning ascribed thereto in the Agreement, unless otherwise specified herein.

      Until the Trustee shall have delivered the shares or instruments of transfer held by it under the Agreement to the holders of the Voting Trust Certificates issued pursuant to the Agreement, the Trustee (or its successor in trust), subject to the terms of the Agreement, shall possess and shall be entitled to exercise all rights and powers of every nature of owners of legal title and holders of said shares, including the right to vote or cause the vote of the Voting Rights in person or by its nominees or proxies or by written consent and to take part in and consent to any corporate or stockholders' action of any kind whatsoever (including, without limitation, approval of or consent to any merger or consolidation to which the Molson Coors Brewing Company may be a party, whether or not the surviving party, or the dissolution of the Molson Coors Brewing Company or the sale of all or any part of its business or assets), it being expressly stipulated that no Voting Right passes to the above-named owner hereof or assigns by or under this Certificate or by or under any agreement, express or implied. The holder of this Certificate, by acceptance hereof, consents to all the provisions of the Agreement and agrees to be bound thereby.

      This Certificate is transferable on the books of the Trustee only in accordance with the provisions of the Agreement and only by the registered holder hereof in person or by attorney duly authorized, and upon the surrender hereof.

      IN WITNESS WHEREOF, the Trustee has executed this Certificate this __ day of ___________, 200__.


                                        ___________________________________
                                        The Royal Trust Company, not in its
                                        individual capacity, but solely as
                                        Trustee

                                    EXHIBIT C

                             ADDRESS OF THE TRUSTEE
                 AND THE DELAWARE VOTING TRUST AGREEMENT TRUSTEE

TRUSTEE:

The Royal Trust Company
77 King St. West
4th Floor
Toronto, Ontario M5W 1P9

Attention: Patricia Kennedy, Vice President,
           Private Trust Services

With a copy to:

The Royal Trust Company
1 Place Ville Marie
6th Floor South
Montreal, Quebec H3B 2B2

Attention: Rosanna Flores-Private Trust Services

DELAWARE VOTING TRUST AGREEMENT TRUSTEE

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Attention: Corporate Client Services

                                    EXHIBIT D

                           FORM OF VOTING INSTRUCTIONS

The Royal Trust Company
77 King St. West
4th Floor
Toronto, Ontario M5W 1P9

Attention: Patricia Kennedy, Vice President,
           Private Trust Services

The Royal Trust Company
1 Place Ville Marie
6th Floor South
Montreal, Quebec H3B 2B2

Attention: Rosanna Flores
           Private Trust Services

Ladies and Gentlemen:

Reference is made to the Voting Trust Agreement (the "Agreement") made and entered into as of February 9, 2005, by and among The Royal Trust Company, as trustee (hereinafter in such trustee capacity, with any successors, referred to as the "Trustee"), Pentland Securities (1981) Inc., (for itself, "Pentland", and as the "Molson Beneficiary Representative"), 4280661 Canada Inc. and Adolph Coors, Jr. Trust dated September 12, 1969 (for itself, the "Coors Trust", and as the "Coors Beneficiary Representative"), and the other parties thereto from time to time.

Subject to the provisions of the Agreement (including Section 3.04 thereof),the undersigned [Coors][Molson] Continuing Representative hereby instructs the Trustee to vote all Trust Shares held on behalf of the [Coors][Molson] Family Group Beneficiaries as follows:

      ___________________________________________________________________
      ___________________________________________________________________
      ___________________________________________________________________
      ___________________________________________________________________
      ___________________________________________________________________

                                        Sincerely,


                                        [Pentland Securities (1981) Inc.]
                                        [Adolph Coors, Jr. Trust dated September
                                        12, 1969]

cc:   General Counsel, Molson Coors Brewing Company
      Delaware Voting Trustee

                                    EXHIBIT E

                        NOTICE TO TORONTO STOCK EXCHANGE

To:   Toronto Stock Exchange
      Montreal Office
      1000 Sherbrooke Street West Suite 1100
      Montreal, QC
      H3A 3G4
      Canada

      Re: Class A Exchangeable Shares Molson Coors Canada Inc. Voting Trust Agreement

The undersigned hereby certifies that, pursuant to the Class A Exchangeable Shares Voting Trust Agreement dated February 9 2005 among the undersigned, Pentland Securities (1981) Inc., 4280661 Canada Inc. and Adolph Coors, Jr. Trust dated September 12, 1969 and The Royal Trust Company (the "Voting Trust Agreement"), the following Class A Exchangeable Shares represented by the certificates described below have been deposited on February 9, 2005, in trust with the undersigned, acting as trustee under the Voting Trust Agreement:

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Certificate No                   Number of Class A                   Beneficiary
                                Exchangeable Shares
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DATED February __, 2005,

                                        The Royal Trust Company,
                                        not in its individual capacity but
                                        solely as Trustee


                                        By: ____________________________________
                                            Name: o
                                            Title: o